EX-99.j

Exhibit (j) under Form N-1A

Independent Auditors' Consent

We consent to the use in this Post-Effective Amendment Number 33 to Registration Statement No. 2-75756 of our report dated December 8, 2000 relating to the financial statements of Federated Stock Trust appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 26, 2000